Exhibit 99.1

CCG Investor Relations
Athan Dounis, Account Manager
Tel:   +1-646-213-1916
Email: athan.dounis@ccgir.com

Orient Paper, Inc.
Winston Yen, CFO
Phone: +1-562-818-3817 (Los Angeles)
Email: info@orientalpapercorporation.com

For Immediate Release

Orient Paper Announces Pricing of Public Offering
of Common Stock

BAODING, Hebei, China – March 31, 2010, Orient Paper, Inc. (NYSE AMEX: ONP) (“Orient Paper” or the “Company”), a leading manufacturer and distributor of diversified paper products in Hebei, China, which controls and operates Hebei Baoding Orient Paper Milling Co., Ltd. ("HBOP") and its wholly- owned PRC subsidiary Baoding Shengde Paper Co., Ltd. ("Baoding Shengde"), today announced that it has priced its public offering of 3,000,000 shares of common stock.

Orient Paper, Inc. has granted the underwriter a 45-day option to purchase up to an additional 450,000 shares of common stock. The shares were offered to the public at $8.25 per share. The offering is expected to settle and close on April 6, 2010, subject to customary closing conditions. Net proceeds from the offering are expected to be used for general corporate purposes, including expanding the Company’s products, and for general working capital purposes. The Company may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to its own. At the present time, the Company has no plans, commitments or agreements with respect to any acquisitions

Roth Capital Partners acted as the sole manager for the offering. The shares in this offering are being issued under a shelf registration statement declared effective by the Securities and Exchange Commission on February 16, 2010. The offering will be made solely by means of prospectus and accompanying prospectus supplement, copies of which may be obtained from Roth Capital Partners, LLC at 24 Corporate Plaza Drive, Newport Beach, CA 92660. An electronic copy of such prospectus is also available on the web site of the Securities and Exchange Commission (the "SEC") at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Orient Paper, Inc.

Orient Paper, Inc., through its wholly owned subsidiaries, Shengde Holdings, Inc., controls and operates Baoding Shengde Paper Co., Ltd., and Hebei Baoding Orient Paper Milling Co., Ltd. Founded in 1996, HBOP is engaged in the production and distribution of products such as corrugating medium paper, offset printing paper, writing paper, and other paper and packaging-related products in China. The Company uses recycled paper as its primary raw material. Baoding Shengde, founded in June 2009 located in Baoding, is engaged in the production and distribution of digital photo paper. As one of the largest paper producers in Hebei Province, China, HBOP is strategically located in Baoding, a city in close proximity to Beijing where the majority of publishing houses are based. Orient Paper is led by an experienced management team committed to diversifying the Company's product offering and delivering tailored services to its customers. For more information, please visit http://www.orientalpapercorporation.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, anticipated revenues from the digital photo paper business segment; the actions and initiatives of current and potential competitors; the Company's ability to expand capacity, introduce new products; market acceptance of new products; general economic and business conditions; the ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

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